SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 13D

                   Under the Securities Exchange Act of 1934
                             (Amendment No. 1)*

                       Industrial Investment Corporation
                       ---------------------------------
                               (Name of Issuer)

                          Common Stock, No Par Value
                          --------------------------
                        (Title or Class or Securities)

                                  456 170 109
                                  -----------
                                (CUSIP Number)

             James A. Larpenteur, Jr., Pacwest Center, Suite 1800
                1211 S.W. Fifth Avenue, Portland, Oregon 97204
                                (503) 222-9981
             ----------------------------------------------------
                 (Name, Address and Telephone Number of Person
               Authorized to Receive Notices and Communications)

                               September 11, 1986
                               ------------------
            (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box ___.

Check the following box if a fee is being paid with the statement _x_. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).
                       (Continued on following page(s))

Page 1 of 7 Pages

CUSIP No. 456 170 109
          -----------

1. Name of reporting person; S.S. or I.R.S. identification no. of above person.

        Donald P. Chvatal
        Fred Gullette
        Daniel P. Halloran

2.  Check the appropriate box is a member of a group.*

    (a)  [___]
    (b)  [___]

3.  SEC use only.

4.  Source of funds.*
        (Not Applicable - Dispositions only reported.)

5. Check box if disclosure of legal proceedings is required pursuant to Item 2(d) or 2(e). [___]
        Not applicable.

6.  Citizenship or place of organization.
        Each reporting person is a U.S. citizens.

Number of shares beneficially owned by each reporting person with:

7.  Sole voting power.
        Daniel P. Halloran:  104,499 shares.
        Donald P. Chvatal:  None.
        Fred Gullette:  104,499 shares.

8.  Shared voting power.  None.

9.  Sole dispositive power.
        Daniel P. Halloran:  104,499 shares.
        Donald P. Chvatal:  None.
        Fred Gullette:  104,499 shares.

10. Sole dispositive power.  None.

11. Aggregate amount beneficially owned by each reporting person.
        Daniel P. Halloran:  104,499 shares.
        Donald P. Chvatal:  None.
        Fred Gullette:  104,499 shares.

12. Check box if the aggregate amount in row (11), excludes certain shares.*
    [___]
    Not applicable.

Page 2 of 7 Pages

13. Percent of class represented by amount in row (11).
        Daniel P. Halloran:  14.1 percent.
        Donald P. Chvatal:  0 percent.
        Fred Gullette:  14.1 percent.

14. Type of reporting person.*
        IN

Page 3 of 7 Pages

                     Statement in Response to Schedule 13D
                     -------------------------------------

Item 1.  Security and Issuer.
         -------------------

    The class of securities to which this Statement relates is the common stock, no par value, of Industrial Investment Corporation, an Oregon corporation ("Industrial Investment" or the "Company"), whose address is 5600 N.E. Hassalo St., Portland, 97213.

Item 2.  Identity and Background.
         -----------------------

    (a) The three individuals for whom this report is filed are Daniel P. Halloran, Donald P. Chvatal, and Fred Gullette. These three individuals have previously reported as a group. The group has terminated.

    (b) Mr. Halloran and Mr. Gullette are currently employed by Industrial Investment and have as their business address the address set forth in response to Item 1 above. Mr. Chvatal was formerly employed by Industrial Investment and has as his residence address 13770 S.W. Parkway, Beaverton, Oregon 97005.

    (c) Mr. Halloran is the new president and was formerly executive vice president of Industrial Investments. Mr. Chvatal was formerly president of the Company. Mr. Gullette is vice president and secretary of the Company. Mr. Chvatal is no longer employed by the Company. Industrial Investment is engaged in the business of book distribution principally through two operating subsidiaries, Academic Book Center, Inc., an Oregon corporation, and Scholarly Book Center, Inc. an Illinois corporation.

    (d) None of the three individuals submitting this report has been convicted within the last five years in a criminal proceeding, other than in a traffic violation or similar misdemeanor.

    (e) None of the three individuals submitting this report has been subjected to a final decree or judgment in the last five years relating to a federal or state securities law violation.

    (f)  All three individuals are U.S. citizens.

Item 3.  Source and Amount of Funds or Other Consideration.
         -------------------------------------------------

    This report relates only to dispositions of shares and termination of the existence of a group. No shares were acquired.

Item 4.  Purpose of Transaction.
         ----------------------

    Mr. Halloran and Mr. Gullette had no change in their share ownership in the Company but are no longer members of a group with respect to ownership of shares. Mr. Chvatal is no

Page 4 of 7 Pages
longer employed by the Company and has resigned his position as an officer and director. He has sold his shares to a third party.

    (a) None of the three individuals submitting this report has any present intention of acquiring any additional shares of the Company or in disposing of any shares, although they may in the future decide to acquire and dispose of additional shares.

    (b) Neither Mr. Halloran nor Mr. Gullette has any present intention of having the Company or any of its subsidiaries enter into any extraordinary corporate transaction, such as a merger, reorganization or liquidation, although Mr. Halloran or Mr. Gullette may in the future decide to support such an extraordinary corporate transaction by the Company.

    (c) Neither Mr. Halloran nor Mr. Gullette has any present intention of selling or transferring material amount of assets of the Company, or any of its subsidiaries, although they may in the future support the sale or disposition of such assets.

    (d) Neither Mr. Halloran nor Mr. Gullette has any present intention of making any further changes in the Board of Directors or management of the Company, although they may decide in the future to support additional changes in this regard.

    (e) Neither Mr. Halloran nor Mr. Gullette has any present intention of making any material change in the present capitalization or dividend policy of the Company, although they may in the future support such a material change.

    (f) Neither Mr. Halloran nor Mr. Gullette has any present intention of making any material change in the Company's business or corporate structure, although they may in the future support such changes.

    (g) Neither Mr. Halloran nor Mr. Gullette has any present intention of making any changes in the Company's charter by-laws or instruments corresponding thereto, or to take any actions which may impede the acquisition of control of the Company by any person, although they may in the future decide to support such changes.

    (h) The Company is not presently listed on a National Securities Exchange or quoted in an inter-dealer quotation system or registered national securities association, and neither Mr. Halloran nor Mr. Gullette has any present intention of altering this situation, although they may in the future determine to do so.

    (i) Neither Mr. Halloran nor Mr. Gullette has any present intention of rendering the Company's equity securities eligible for termination of registration pursuant to Section 12(g)(4) of the Securities and Exchange Act of 1984. No

Page 5 of 7 Pages

present means for terminating such registration is apparent. Should an appropriate opportunity present itself, Mr. Halloran and Mr. Gullette would support termination of registration.

    (j) Neither Mr. Halloran nor Mr. Gullette has any intention of taking any other action similar to those listed under Item 4 of the instructions for complying with Schedule 13D, although they may in the future decide to take such action.

Item 5.  Interest in Securities of Issuer.
         --------------------------------

    (a)  Mr. Halloran and Mr. Gullette each owns 104,499 shares constituting
14.1 percent of the outstanding shares of the Company. Mr. Chvatal no longer owns any shares of the Company's Common Stock.

    (b) Mr. Halloran and Mr. Gullette each has sole voting and investment power with respect to 104,499 shares of the Company's Common Stock. Mr. Chvatal has no voting or investment power over any shares of the Company's Common Stock.

    (c)  Mr. Chvatal sold his shares effective September 11, 1986.

    (d) No other person is known to have the right to receive or the power to direct a receipt of dividends from, or the proceeds from the sale of Common Stock of the Company.

    (e) Mr. Chvatal ceased to be a beneficial owner of more than 5 percent of the Common Stock of the Company effective September 11, 1986.

Item 6.  Contracts, Arrangements, Understandings or Relationships With Respect
         ---------------------------------------------------------------------
         to Securities of the Issuer.
         ---------------------------

    There are no contracts, arrangements, understandings or relationships (legal or otherwise) among the reporting persons identified in Item 2 or between such persons and any other person with respect to any securities of the Company including but not limited to transfer of voting of any of the securities, finder's fees, joint ventures, loan or option arrangements, put or calls, guarantees of profits, divisions of profits or losses, or the giving or withholding of proxies, other than pledges of the shares owned by Mr. Halloran and the shares owned by Mr. Gullette to secure obligations to Mr. Keith Barker, who sold such shares to Mr. Halloran and Mr. Gullette, respectively. In addition, effective April 1, 1985, Mr. Barker and the Company and its subsidiary Scholarly Book Center, Inc. entered into a stock purchase agreement for the purchase of Mr. Barker's 124,499 shares of the company's common stock. The shares are pledged to secure the purchase price payable under the Stock Purchase Agreement. Copies of the stock pledges and of the Stock Purchase Agreement are attached hereto as Exhibits A, B, and C respectively.

Page 6 of 7 Pages

Item 7.  Material to be Filed as Exhibits.
         --------------------------------

    Attached hereto are copies of the following agreements and documents relating to matters disclosed in this statement: Exhibit A stock pledge, Halloran to Barker; Exhibit B stock pledge Gullette to Barker; Exhibit C stock purchase agreement.

    After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

    DATED this ____ day of __________________, 1986.



                                          /s/ Donald P. Chvatal  ###-##-####
                                          -------------------------------------
                                          Donald P. Chvatal


                                          /s/ Daniel P. Halloran  ###-##-####
                                          -------------------------------------
                                          Daniel P. Halloran


                                          /s/ Fred Gullette  ###-##-####
                                          -------------------------------------
                                          Fred Gullette

Attention: Intentional misstatements or omissions of fact constitute Federal criminal violations (see 18 U.S.C. 1001).